Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-118857 on Form S-3 and Registration Statements No. 333-69103 and 333-63913 on Form S-8 of Baylake Corp. of our report dated March 29, 2008 with respect to the consolidated financial statements of Baylake Corp., and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K of Baylake Corp. for the year ended December 31, 2007.

Crowe Chizek and Company LLC
/s/Crowe Chizek and Company LLC

Oak Brook, Illinois
March 29, 2008